UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 14, 2013

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On January 14, 2013, News Corporation (the “Company”) announced it has reached an agreement with Sky Deutschland AG (“Sky Deutschland”) and its new bank syndicate to support both a new financing structure and the issuance of €438 million of new equity.

The new bank financing, which will be guaranteed by the Company, will replace Sky Deutschland’s current bank debt facilities. Additionally, the Company will guarantee certain rights payments associated with Sky Deutschland’s Bundesliga broadcasting license and support the raising of additional funds of €438 million (which includes the outstanding €144 million of equity under the capital measures announced by Sky Deutschland on February 2, 2012) to support Sky Deutschland on the continuing execution of its strategy.

Under the new financing structure, Sky Deutschland’s existing bank debt facilities will be repaid in full and be replaced by a new €300 million five-year bank credit facility. The Company has committed to provide a guarantee to Sky Deutschland’s lending banks and to act as guarantor to the German Football League (DFL) for Sky Deutschland’s new Bundesliga broadcasting license for the 2013/14 to 2016/17 seasons in an amount of up to 50% of the license fee per season. In addition, the Company has agreed to extend the maturity of existing shareholder loans of €106 million plus accrued interest.

The €438 million of new equity includes a private placement on January 14, 2013 of 77.9 million new registered shares in Sky Deutschland issued to the Company at a price of €4.46 per new share for an aggregate price of €347.4 million. On registration, the Company’s stake in Sky Deutschland will increase from 49.9% to 54.5%.

The remaining funds of €90.6 million to reach an aggregate of €438 million are expected to be raised by Sky Deutschland through a rights offering of new registered shares to be offered to Sky Deutschland shareholders. In order to ensure that the overall proceeds to Sky Deutschland amount to €438 million, the Company will provide a loan if the rights offering is not fully subscribed. The Company has committed to fully exercise its subscription rights, including those that will result from the private placement described above, and has the right to subscribe in whole or in part for any new shares that are not subscribed for by other Sky Deutschland shareholders.

As a result of this transaction Sky Deutschland will become a consolidated entity of the Company.

The Company’s commitments are subject to certain conditions, in particular but not limited to: the new credit facility is and remains in full force and effect, no material adverse change has occurred in the financial and business development of Sky Deutschland, and other customary conditions. The Company may waive the requirement to comply with individual conditions.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

99.1	Press release of News Corporation, dated January 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Janet Nova
Janet Nova
Senior Vice President and Deputy General Counsel

Dated: January 15, 2013

Exhibit Index

Exhibit No.	Description

99.1	Press release of News Corporation, dated January 14, 2013.